                                                                    Exhibit 1.1

                                                                   Brown & Wood
                                                                       Draft of
                                                                        6/10/96

                        WFS FINANCIAL 1996-B OWNER TRUST

                                 ---------------
           _____% MONEY MARKET AUTO RECEIVABLE BACKED NOTES, CLASS A-1

                                 ---------------
                 _____% AUTO RECEIVABLE BACKED NOTES, CLASS A-2

                                 ---------------
                 _____% AUTO RECEIVABLE BACKED NOTES, CLASS A-3

                                 ---------------
                 _____% AUTO RECEIVABLE BACKED NOTES, CLASS A-4

                                 ---------------
                   _____% AUTO RECEIVABLE BACKED CERTIFICATES

                     WFS FINANCIAL AUTO LOANS, INC., SELLER
                       WFS FINANCIAL INC, MASTER SERVICER

                             UNDERWRITING AGREEMENT

                                                                  June __, 1996

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Dear Sirs:

         WFS Financial Auto Loans, Inc., a California corporation (the "Company"), proposes to sell to you as provided in Section 2 hereof $__________ aggregate principal amount of _____% Money Market Auto Receivable Backed Notes, Class A-1 (the "Class A-1 Notes"), $__________ aggregate principal amount of _____% Auto Receivable Backed Notes, Class A- 2 (the "Class A-2 Notes"), $__________ aggregate principal amount of _____% Auto Receivable Backed Notes, Class A-3 (the "Class A-3 Notes"), $__________ aggregate principal amount of _____% Auto Receivable Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes") and $__________ aggregate principal amount of _____% Auto Receivable Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The Notes will be issued pursuant to an indenture dated as of June 1, 1996 (the "Indenture"), among the WFS Financial 1996-B Owner Trust (the "Trust") and Bankers Trust Company, as trustee (the "Indenture Trustee"). Each Note will represent an obligation of the Trust. The Trust will be created and the Certificates will be issued pursuant to a trust agreement dated as of June 1, 1996 (the "Trust Agreement"), among the Company, Westcorp Investments, Inc. ("WII"), Financial Security Assurance Inc. ("Financial Security") and The Chase Manhattan Bank (USA), as Owner Trustee. Each Certificate will evidence a fractional undivided interest in the Trust. Financial Security will issue a financial guaranty insurance policy for the exclusive benefit of the Notes (the "Note Policy") and a financial guaranty insurance policy for the exclusive benefit of the Certificates (the "Certificate Policy" and, together with the Note Policy, the "Policies").

         The assets of the Trust will include, among other things, (i) a pool of retail installment sale contracts and installment loans (the "Contracts") secured by new and used automobiles and light-duty trucks financed thereby (the "Financed Vehicles"), (ii) certain monies due under the Contracts on and after May 31, 1996, (iii) security interests in the Financed Vehicles, (iv) the Policies, (v) amounts on deposit in certain accounts and (vi) certain rights under the sale and servicing agreement dated as of June 1, 1996 (the "Sale and Servicing Agreement"), among the Trust, the Company and WFS Financial Inc ("WFS"), as Master Servicer. Pursuant to the Indenture, the Trust property will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to the administration agreement dated as of June 1, 1996 (the "Administration Agreement"), among the Company, WII, WFS, as administrator (in such capacity, the "Administrator"), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations under the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be. The Securities are more fully described in a Registration Statement (as such term is defined in Section 1 hereof) which the Company has furnished to you.

         1. Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 33-99422), including a form of prospectus, relating to the Securities, which may be amended. The registration statement, as amended at the time when it becomes effective, including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the "Registration Statement" and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act, or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus".

         2. Agreements to Sell and Purchase. The Company agrees to sell to you, and upon the basis of the representations, warranties and agreements of the Company and WFS herein contained and subject to all the terms and conditions of this Agreement you agree to purchase from the Company, on the Closing Date referred to in Section 4 hereof, the Securities at a purchase price of, in the case of (i) the Class A-1 Notes, __________% of the principal amount thereof;
(ii) the Class A-2 Notes, __________% of the principal amount thereof; (iii) the Class A-3 Notes, __________% of the principal amount thereof; (iv) the Class A-4 Notes, __________% of the principal amount thereof; (v) the Class A-5 Notes, __________% of the principal amount thereof; and (vi) the Certificates,
__________% of the principal amount thereof, in each case plus accrued interest at the related Interest Rate or the Pass-Through Rate, as the case may be, from __________, 1996 to but not including the Closing Date.

         3. Terms of Public Offering. The Company is advised by you that you propose (i) to make a public offering of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer each Class of Notes and the Certificates upon the terms set forth in the Prospectus.

         4. Delivery and Payment. Delivery of the Securities shall be made at your office at 277 Park Avenue - 9th Floor, New York, New York 10172 at 10:00 A.M., New York City time, on June __, 1996 (such time and date are referred to herein as the "Closing Date"). Payment for the Securities shall be made at the offices of Western Financial Savings Bank, F.S.B (the "Bank"), 23 Pasteur Road, Irvine, California 92718. The Closing Date and the location of the delivery of and payment for the Securities may be varied by agreement between you and the Company.

         Each Class of Notes and the Certificates will be initially represented by one or more certificates in definitive form registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Certificates"). The certificates evidencing the DTC Certificates shall be made available to you for inspection not later than 10:00 A.M., New York City time, on the business day immediately preceding the Closing Date. The Securities shall be delivered to you on the Closing Date for your account against payment of the purchase price therefor by either (i) certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company or (ii) wire transfer (same day funds), as you and the Company shall agree.

         Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto have agreed that the Closing Date will be not less than five business days following the date hereof.

         5. Agreements of the Company. The Company agrees with you:


         (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

         (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for either such purpose, and (iv) of the happening of any event during the period referred to in paragraph (e) below which, in the judgment of the Company, makes the Registration Statement or the Prospectus contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) To furnish to you two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object and to prepare and file with the Commission promptly upon your request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of any of the Securities by you, and to use our best efforts to cause the same to become promptly effective.

         (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of your counsel a prospectus is required by law to be delivered in connection with sales by you or a dealer, to furnish to you and each dealer as many copies of the Prospectus (and of each amendment or supplement to the Prospectus) as you or such dealer may reasonably request.

         (f) If during the period specified in Section 5(e) hereof any event shall occur as a result of which, in the opinion of the Company or your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to you and to such dealers as you shall specify, such number of copies thereof as you or such dealers may reasonably request.

         (g) Prior to any public offering of the Securities, to cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale by you and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably request, to continue such qualification in effect so long as reasonably required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in suits, other than as to matters and transactions relating to the offer and sale of the Securities, in any jurisdiction where it is not now so subject.

         (h) As soon as practicable, but not later than 16 months after the "effective date" of the Registration Statement, to cause the Trust to make generally available to holders of the Securities an earnings statement of the Trust covering a 12 month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" of the Registration Statement. Such statement shall satisfy the provisions of Section 11(a) of the Act.

         (i) So long as any of the Securities remain outstanding, promptly to furnish to you (i) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, (ii) all documents of the Company or the Trust required to be distributed to Securityholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information concerning the Company, the Trust or WFS as you may reasonably request.

         (j) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement as first filed (including all financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(e) hereof, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the reproducing and delivery of this Agreement, any dealer agreement, Preliminary and Supplemental Blue Sky Memoranda, legal investment memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case the disbursements of your counsel relating to such reproducing and delivery), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referenced in Section 5(g) hereof (including in each case the fees and disbursements of your counsel relating to such registration or qualification and memoranda relating thereto), (v) any filings and clearance with the National Association of Securities Dealers, Inc. in connection with the public offering of any of the Securities, (vi) any fees paid to rating agencies in connection with the rating of the Securities, and (vii) the performance by the Company of its other obligations under this Agreement.

         (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities. To the extent, if any, that the ratings provided with respect to the Securities by any Rating Agency (as such term is defined in Section 8(m) hereof) that initially rates the Securities is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall furnish such documents and take such other actions.

         (l) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by you pursuant to Section 9 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, to reimburse you for all out-of-pocket expenses (including the fees and expenses of your counsel) reasonably incurred by you in connection herewith.

         (m) To apply the net proceeds from the offering in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         6. Representations and Warranties of the Company and WFS.

         (a) The Company represents and warrants to you that:

              (i) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied, when so filed, in all material respects with the Act, and the Registration Statement and the Prospectus fully comply, and any supplements or amendments thereto will fully comply, in all material respects with the provisions of the Act, and the Registration Statement and the Prospectus at all times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties in this subparagraph shall not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus made in reliance upon information furnished to the Company in writing by you expressly for use therein or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1 (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "1939 Act").

              (ii) The Securities conform to the description thereof contained in the Prospectus and are duly and validly authorized and (i) when the Certificates have been executed, authenticated and delivered in accordance with the Trust Agreement and delivered to and paid for by you as provided herein, will be entitled to the benefits and security afforded by the Trust Agreement and will constitute legal, valid and binding obligations of the Trust enforceable in accordance with their terms and the terms of the Trust Agreement, and (ii) when the Notes have been executed, authenticated and delivered in accordance with the Indenture and delivered to and paid for by you as provided herein, will be entitled to the benefits and security afforded by the Indenture and will constitute legal, valid and binding obligations of the Trust enforceable in accordance with their terms and the terms of the Indenture, in each case subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (iii) The execution and delivery by the Company of the Administration Agreement, the Indenture, the Sale and Servicing Agreement, the Trust Agreement, the indemnification agreement dated as of June 1, 1996 (the "Indemnification Agreement"), among the Company, WFS, Financial Security and Donaldson, Lufkin & Jenrette Securities Corporation, the insurance, indemnity and pledge agreement dated as of June 1, 1996 (the "Insurance Agreement" and, together with the Administration Agreement, the Indemnification Agreement, the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the "Basic Documents"), among the Trust, the Company, WFS, WII, Financial Security and the Indenture Trustee, and this Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issuance and sale of the Securities to you, nor the execution and delivery by the Company of this Agreement and the Basic Documents to which it is a party, nor the consummation by the Company of the transactions herein and therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound, or any order of any court or government agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound.

              (iv) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of the Company; the Company holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and the Company has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

              (v) Each of this Agreement and the Basic Documents to which the Company is a party, when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Company and will constitute, when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of this Agreement and the Indemnification Agreement, except as rights to indemnity and contribution hereunder and thereunder may be limited by applicable law; each of the Basic Documents conforms to the description thereof contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

              (vi) At the Closing Date, the Company will have good and marketable title to the Contracts listed in Schedule A to the Sale and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance (subject to the security interest afforded to Financial Security under the Insurance Agreement); and the Company's assignment and delivery of the Contract Documents to the Trust will vest in the Trust the full legal title purported to be conveyed thereby (subject to the security interest afforded to Financial Security under the Insurance Agreement).

              (vii) The Trust's assignment of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, pledge, charge, security interest or other encumbrance, except that such security interest will be subject to the security interest afforded to Financial Security under the Insurance Agreement.

              (viii) The representations and warranties made by the Company in the Sale and Servicing Agreement and in the Officers' Certificate of the Company delivered pursuant to the Basic Documents to which the Company is a party will be true and correct at the Closing Date.

              (ix) Since March 31, 1996, there has been no material adverse change or development involving a prospective material adverse change in or affecting particularly the condition, financial or otherwise, of the Company, or the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

         (b) WFS represents and warrants to you that the representations and warranties of the Company set forth in paragraph (a) above are true and correct, and to the further effect that:

              (i) WFS has been duly incorporated and is validly existing in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFS; WFS holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and WFS has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

              (ii) The execution and delivery by WFS of this Agreement and the Basic Documents to which it is a party are within the corporate power of WFS and have been duly authorized by all necessary action on the part of WFS; and neither the execution and delivery by WFS of this Agreement and the Basic Documents to which it is a party, nor the consummation by WFS of the transactions herein and therein contemplated, nor compliance by WFS with the provisions hereof and thereof, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of WFS or any indenture, mortgage, deed of trust or other agreement or instrument to which WFS is now a party or by which it is bound, or any order of any court or government agency or authority entered in any proceeding to which WFS was or is now a party or by which it is bound.

              (iii) Each of this Agreement and each Basic Document to which WFS is a party has been duly authorized, executed and delivered by WFS and constitutes a valid and binding agreement of WFS, enforceable against WFS in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of this Agreement and the Indemnification Agreement, except as rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

              (iv) The Contracts transferred to the Company from WFS on the Closing Date were free and clear of all liens (including tax liens), mortgages, pledges, charges, security interests and other encumbrances at the time of such transfer (subject to the security interest afforded to Financial Security under the Insurance Agreement).

              (v) WFS has the power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

              (vi) Since March 31, 1996, there has been no adverse change or development involving a prospective adverse change in or affecting particularly the condition, financial or otherwise, of WFS, or the earnings, affairs or business prospects of WFS whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

         7. Indemnification.

         (a) The Company and WFS jointly and severally agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in Section 5(e) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by you expressly for use therein.

         (b) In case any action shall be brought against you or any person controlling you, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or WFS, you shall promptly notify the Company or WFS in writing and the Company and WFS shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. You or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at your expense or such controlling person's expense unless (i) the employment of such counsel has been specifically authorized in writing by the Company and WFS, (ii) the Company and WFS have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both you or such controlling person and the Company or WFS, as the case may be, and you or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or WFS, as the case may be (in which case the Company and WFS shall not have the right to assume the defense of such action on behalf of you or such controlling person, it being understood, however, that the Company and WFS shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for you and controlling persons, which firm shall be designated in writing by you and that all such fees and expenses shall be reimbursed as they are incurred). The Company and WFS shall not be liable for any settlement of any such action effected without the written consent of the Company and WFS but, if settled with the written consent of the Company and WFS, the Company and WFS agree that each person so consenting agrees to indemnify and hold harmless you and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) You agree to indemnify and hold harmless the Company, WFS, their directors, their officers who sign the Registration Statement and any person controlling the Company and WFS to the same extent as the foregoing indemnity from the Company and WFS to you but only with reference to information relating to you furnished in writing by you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company or WFS (except that if the Company or WFS shall have assumed the defense thereof you shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at your expense), and the Company, its directors, any such officers, any such controlling person and WFS shall have the rights and duties given to you by Section 7(b) hereof.

         (d) If the indemnification provided for in this Section is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and WFS on the one hand and you on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and WFS and you in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and WFS and you shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and WFS, and the total underwriting discounts and commissions received by you, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and WFS and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, WFS or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, WFS and you agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by you and distributed to the public was offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Conditions. Your obligations to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company and WFS contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) The Registration Statement shall have become effective not later than 6:30 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) Since March 31, 1996, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company or WFS. On the Closing Date, you shall have received (i) a certificate dated the Closing Date, signed by the President or a Vice President of the Company, confirming the matters set forth in paragraphs (a) (as to the Company's representations and warranties only), (b) and (c) of this Section 8 (as to the Company only), and (ii) a certificate dated the Closing Date, signed by the President or a Vice President of WFS, confirming the matters set forth in paragraphs (a) and (c) of this Section. Such officers may in each certificate rely upon the best of their information and belief as to proceedings contemplated.

         (d) You shall have received the opinion of Mitchell, Silberberg & Knupp LLP, counsel for the Company, dated the Closing Date and satisfactory to your counsel, to the effect that:

              (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of the Company.

              (ii) The statements in the Prospectus set forth under the captions "Summary of Prospectus", "The Notes", "The Certificates", "The Contracts Pool" and "Certain Information Regarding the Securities", insofar as such statements purport to summarize certain provisions of the Notes, the Certificates or the Basic Documents, provide a fair summary of such provisions, and the statements in the Prospectus under the captions "Summary of Prospectus--Tax Status", "--ERISA Considerations", "Certain Legal Aspects of the Contracts", "Certain Federal Income Tax Consequences", "Certain California Income Tax Consequences" and "ERISA Considerations", to the extent such statements constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

              (iii) For federal income tax purposes, the Notes will be considered debt, the Trust will not be an association taxable as a corporation and the Trust will not be a publicly traded partnership taxable as a corporation. The trust fund created by the Trust Agreement will not, for California income tax purposes, be classified as an association taxable as a corporation, and Certificateholders and Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any Class of Notes or the Certificates, be subject to California income, franchise, excise or similar taxes with respect to interest on any Class of Notes or the Certificates or with respect to any of the other Trust property.

              (iv) Each of this Agreement and the Indemnification Agreement has been duly authorized, executed and delivered by the Company.

              (v) Each Basic Document (other than the Indemnification Agreement) to which the Company is a party has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid, legal and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

              (vi) Assuming the due authorization, execution and delivery of each Basic Document to which the Trust is a party by the Owner Trustee, on behalf of the Trust, and by each other party thereto (other than the Company) each such Basic Document constitutes the valid, legal and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

              (vii) The Certificates, when executed and authenticated in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

              (viii) The Notes, when executed and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture, and enforceable in accordance with their terms and the terms of the Indenture (subject to the security interest afforded to Financial Security under the Insurance Agreement), subject, with respect to each of the Indenture and the Notes, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

              (ix) As to each security interest in a Financed Vehicle created by a Contract, no filing or other action is necessary to perfect or continue the perfected status of such security interest as against creditors of or transferees from the obligor under such Contract, so long as such Financed Vehicle is not removed from the State of California for a period longer than four months, or before the end of such four-month period, WFS perfects such security interest under applicable law; provided that (A) no opinion is rendered as to a security interest in a Financed Vehicle as to which neither a properly endorsed certificate of title naming WFS or an affiliate or predecessor of WFS as legal owner nor an application for an original registration together with an application for registration of WFS or an affiliate or predecessor of WFS as legal owner, has been deposited with the California Department of Motor Vehicles, and (B) no opinion is given as to the enforceability of the security interest in a Financed Vehicle as against a subsequent owner of a Financed Vehicle or a holder or assignee of a certificate of title relating to such Financed Vehicle through fraudulent or negligent transfer of such certificate of title.

              (x) The Sale and Servicing Agreement, together with the filing referred to in this subsection creates and perfects the ownership interest of the Trust in the Contracts which is a valid first priority ownership interest (subject to the security interest afforded to Financial Security under the Insurance Agreement); a financing statement with respect to the Contracts has been filed with the Secretary of State of the State of California pursuant to the California Uniform Commercial Code, as amended, and with the Secretary of State of the State of Delaware, pursuant to the Delaware Uniform Commercial Code, as amended; and no other filings in any jurisdiction or any other actions are necessary to perfect the ownership interest of the Trustee in the Contracts against any third parties.

              (xi) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Contracts, the security interests in the Financed Vehicles securing the Contracts, and the proceeds of each of the foregoing (subject to the security interest afforded to Financial Security under the Insurance Agreement), which security interest has been perfected by the filing of financing statements with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, each as pursuant to the Uniform Commercial Code as in effect in such state. No filing or other action, other than the filing of the financing statements referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Contracts, the security interests in the Financed Vehicles securing the Contracts and the proceeds of each of the foregoing against third parties (subject to the security interest afforded to Financial Security under the Insurance Agreement).

              (xii) The Company's assignment and delivery of the Contracts to the Trust will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, except that such security interest will be subject to subject to the security interest afforded to Financial Security under the Insurance Agreement.

              (xiii) The Trust's assignment of the Contracts to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge adverse claim, charge or other encumbrance.

              (xiv) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

              (xv) No order, consent or other authorization or approval of any court, public board or governmental body is legally required for the performance by the Company of its obligations under this Agreement or any of the Basic Documents to which the Company is a party, except such as have been obtained under the Act, such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by you, such as have been obtained from the Office of Thrift Supervision and such other approvals (specified in such opinion) as have been obtained.

              (xvi) Neither the consummation of the transactions contemplated in this Agreement or any Basic Document to which the Company is a party, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of the Company or the terms of (A) any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or is bound, or
         (B) any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have a material adverse affect on the Company.

              (xvii) To the best knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the Trust or the Company is, or is threatened to be, a party or of which the business or property of the Trust or the Company is, or is threatened to be, the subject that is material to the business or financial condition of the Trust or the Company and is not disclosed in the Prospectus.

              (xviii) There is no contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

              (xix) Neither the Trust nor the Company is an "investment company" and neither is "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

              (xx) The Company has obtained all material licenses, permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the Company is in all material respects complying therewith; and the Company is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the Company.

              (xxi) Except as to the financial statements and other financial and statistical data included therein, as to which such counsel need not express any opinion, such counsel (A) is of the opinion the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and other financial or statistical data included therein and the Form T-1) comply as to form in all material respects with the Act and the 1939 Act and (B) believes that the Registration Statement (except for the financial statements and other financial or statistical data included therein, the information regarding Financial Security included therein and the Form T-1), at the time the Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (except for the financial statements and other financial or statistical data included therein and the information regarding Financial Security included therein) at the date hereof and at the Closing Date did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (xxii) The Indenture has been duly qualified under the 1939 Act and the Trust Agreement is not required to be qualified under the 1939 Act.

         (e) You shall have received the opinion of Harriet Burns Feller, Esq., General Counsel of WFS, General Counsel of the Bank and General Counsel of WII, dated the Closing Date and satisfactory to your counsel, to the effect that:

              (i) Each of WFS and WII has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFS or WII, as the case may be.

              (ii) This Agreement has been duly authorized, executed and delivered by WFS.

              (iii) Each Basic Document to which each of WFS or WII is a party has been duly authorized, executed and delivered by WFS or WII, as the case may be, and each Basic Document other than the Indemnification Agreement constitutes a legal, valid and binding agreement of WFS or WII, as the case may be, enforceable against WFS or WII, as the case may be, in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

              (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance by each of WFS or WII of its respective obligations under this Agreement and any of the Basic Documents to which it is a party, except such as have been obtained.

              (v) Neither the consummation of any of the transactions contemplated by this Agreement and each of the Basic Documents to which WFS or WII is a party nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the respective articles of incorporation or bylaws of WFS or WII, as the case may be, or the terms of (A) any indenture or other agreement or instrument known to such counsel and to which WFS or WII, as the case may be, or any of its subsidiaries is a party or is bound or (B) any judgment, order or decree known to such counsel to be applicable to WFS or any of its subsidiaries or WII, as the case may be, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFS or any of its subsidiaries or WII, as the case may be, except, in the case of clauses
         (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFS or WII, as the case may be.

              (vi) To the best knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which WFS or WII, as the case may be, is, or is threatened to be, a party or of which its business or property is, or is threatened to be, the subject that would have a material adverse effect on the ability of WFS or WII, as the case may be, to perform its obligations under any of the Basic Documents to which it is a party.

              (vii) Each of WFS and WII has obtained all material licenses, permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and is in all material respects complying therewith; and each of WFS and WII is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFS or WII, as the case may be.

              (viii) The Bank has been duly organized and is validly existing and in good standing as a Federal association pursuant to the laws of the United States of America, with the authority within its charter to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Reinvestment Contract dated as of June 1, 1996, between the Bank and the Indenture Trustee and that certain Sale and Assignment dated June 1, 1996, from the Bank to WFS of the Contracts (collectively, the "Bank Agreements").

              (ix) Each of the Bank Agreements has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding instrument enforceable against the Bank in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan associations the accounts of which are insured by the Federal Deposit Insurance Corporation and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

              (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Bank Agreements except such as have been obtained under the Act and such as have been obtained from the Office of Thrift Supervision.

              (xi) Neither the consummation of any of the transactions contemplated by the Bank Agreements, nor the fulfillment of the terms thereof, will conflict with, result in a breach of, or constitute a default under the Charter or bylaws of the Bank or (i) the terms of any indenture or other agreement or instrument known to the undersigned to be applicable to the Bank or any of its subsidiaries or (ii) any judgment, order or decree known to the undersigned to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or any of its subsidiaries, except in the case of clauses (i) and (ii), for defaults, breaches or violations that do not in the aggregate, have a material adverse effect on the Bank.

              (xii) The Bank is in compliance with all applicable state and federal laws regarding its continued operation, including those pertaining to the origination of the Contracts, other than those laws the Bank's non-compliance with which would not materially affect its ability to perform its obligations under the Bank Agreements or, in the case of the origination of the Contracts, would not cause the Contracts to be unenforceable.

         (f) You shall have received from Mitchell, Silberberg & Knupp LLP, counsel for the Company, a letter dated the Closing Date to the effect that you may rely upon each opinion rendered by such counsel to either Standard & Poor's Ratings Services or Moody's Investors Service, Inc. in connection with the rating of any of the Securities, as if each such opinion were addressed to you.

         (g) You shall have received the opinion of Bruce E. Stern, Esq., General Counsel for Financial Security, dated the Closing Date and satisfactory to your counsel.

         (h) You shall have received the opinion addressed to you and to WFS from Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to your counsel and to counsel to the Company, to the effect that:

              (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware.

              (ii) The Owner Trustee has full corporate trustee power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

              (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

              (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding agreements of the Owner Trustee, enforceable against the Owner Trustee in accordance with their terms, subject, as to enforcement of remedies,
         (A) to applicable bankruptcy, insolvency, reorganization, generally, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trustee, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United Sates Federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

              (vi) The Notes have been duly authorized, executed and issued by the Trust.

              (vii) The Certificates have been duly authorized, executed and issued by the Trust.

              (viii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Sale and Servicing Agreement, the Indenture and the Administration Agreement, and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of or constitute a default under, the Articles of Association or By-laws of the Owner Trustee.

         (i) You shall have received an opinion addressed to you and to WFS, dated as of the Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Trust, in form and substance satisfactory to your counsel and counsel to WFS, to the effect that:

              (i) The Trust has been duly formed and is validly existing as a business trust pursuant to the laws of the State of Delaware, 12 Del.
         C. Section 3801, et seq..

              (ii) The Trust Agreement authorizes the Trust to execute and deliver the Indenture, the Sale and Servicing Agreement and the Administration Agreement, to issue the Certificates and Notes and to grant the trust estate to the Indenture Trustee as security for the Notes.

              (iii) Assuming that the Certificates have been duly authorized, executed and issued by the Trust, when delivered to the Underwriter and paid for by the Underwriter pursuant to this Agreement, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

              (iv) Except for the timely filing in the future of continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as the Delaware Uniform Commercial Code, 6 Del. C. Section 9-101 et seq. (the "UCC"), applies (without regard to conflict of laws principles) and, assuming that the security interests in that portion of the trust estate that consists of general intangibles, accounts or chattel paper, as defined under the UCC, have been duly created and have attached, the Indenture Trustee has a perfected security interest in such general intangibles, accounts or chattel paper and, assuming that the UCC search accurately lists all the financing statements filed naming the Trust as debtor and describing any portion of the trust estate consisting of such general intangibles, accounts or chattel paper, the security interest of the Indenture Trustee will be prior to the security interest of all other creditors, except that such security interest will be subject to the security interest afforded to Financial Security under the Insurance Agreement, and excluding purchase money security interest under Section 9-312 (4) of the UCC, and temporarily perfected security interest pursuant to Section 9-306 (3) of the UCC (as to the priority of temporarily unrecorded security interests in proceeds), subject to customary and usual exceptions.

              (v) No creditor of the Seller or any Certificateholder shall have any right to obtain possession or, or otherwise legal or equitable remedies with respect to, the property of the Trust.

              (vi) Assuming that the Sale and Servicing Agreement conveys good title to the Trust Property referred to therein to the Trust as a true sale and not as a security arrangement, the Trust rather than the Seller is the owner of the Trust Property.

         (j) You shall have received an opinion addressed to you and to WFS from White & Case, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, and to WFS and its counsel, to the effect that:

              (i) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York.

              (ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

              (iii) The Indenture has been duly and validly authorized, executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

              (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

              (v) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture.

         (k) You shall have received the opinion of Brown & Wood, your counsel, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company and WFS shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (l) You shall have received letters in form and substance satisfactory to you, addressed to you and dated the date hereof and the Closing Date from Ernst & Young, independent public accountants for the Company, substantially in the forms heretofore approved by you.

         (m) At the Closing Date each Class of Notes and the Certificates shall have been rated in the highest category by at least one nationally recognized rating agency without regard to the benefit afforded the Notes under the Note Policy and such ratings shall be in full force and effect and subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given by any

"nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act (a "Rating Agency"), to the public or the Company of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any Rating Agency.

         (n) You shall have received the Indemnification Agreement executed by all parties thereto.

         (o) You shall have received an opinion from special Nevada counsel to the Company, dated the Closing Date and satisfactory to your counsel, to the effect that the Contracts originated in Nevada are enforceable and comply with applicable federal and state consumer protection laws.

         9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) receipt of notification of the effectiveness of the Registration Statement by the Company or you.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in or affecting particularly the condition, financial or otherwise, of the Company or WFS or the earnings, affairs or business prospects of the Company or WFS, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, make the offering or delivery of any Class of Notes or the Certificates impracticable, (ii) any outbreak of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States or elsewhere would, in your reasonable judgment, make the offering or delivery of any Class of Notes or the Certificates impracticable,
(iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

         10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Harriet Burns Feller, Esq. at her office at 23 Pasteur Road, Irvine, California 92718, (ii) if to WFS, to Harriet Burns Feller, Esq. at her office at 23 Pasteur Road, Irvine, California 92718 or (iii) if to you, at Donaldson, Lufkin & Jenrette Securities Corporation at 277 Park Avenue - 9th Floor, New York, New York 10172,

Attention: Investment Banking Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of WFS, the Company, their respective officers and directors and of you set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of you or by or on behalf of the Company, its officers or directors or any controlling person of the Company or WFS, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company or WFS to comply with the terms or to fulfill any of the conditions of this Agreement, or pursuant to any other provision hereof (other than by notice given to the Company with respect to clauses (ii) through (vi) of Section 9 hereof), the Company and WFS agree to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by you.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and WFS, you, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from you merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, WFS and you.

                                  Very truly yours,

                                  WFS FINANCIAL AUTO LOANS, INC.


                                  By:
                                      ----------------------------------------
                                      Name:   James R. Dowlan
                                      Title:  President

                                  WFS FINANCIAL INC


                                  By:
                                      ----------------------------------------
                                      Name:   Joy Schaefer
                                      Title:  President

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By:
    ------------------------------
    Name:  Alan H. Mentle
    Title: Vice President